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                                                                    EXHIBIT 10.1
                         FORM OF CROSS-LICENSE AGREEMENT

                                     BETWEEN

                               BE AEROSPACE, INC.

                                       AND

                     ADVANCED THERMAL SCIENCES CORPORATION

          This Agreement is made this _________ day of _______, 2000, between BE Aerospace, Inc., a Delaware corporation, including its subsidiary BE Intellectual Property Inc., a Delaware corporation (collectively hereinafter "BE"), and Advanced Thermal Sciences Corporation, a Delaware corporation (hereinafter "ATS").

          WITNESSETH:

          WHEREAS, BE and ATS each desire to acquire a perpetual, worldwide, exclusive, royalty-free license under certain intellectual property of the other party, in accordance with the terms and conditions set forth herein; and

          NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

          Where used in this Agreement, each term or expression set forth below shall have the meaning ascribed to it, whether used in the singular, plural or possessive form.



A. "Subsidiary" shall mean any corporation, company or other entity in which a party hereto, directly or indirectly, owns or controls at least fifty-one percent (51%) of the outstanding stock or other interest entitled to vote for the election of directors or similar management control (other than preferred or other stock entitled to vote only upon failure of the entity to pay dividends), or if such entity/organization does not have outstanding shares or securities, then the majority of the ownership representing the right to manage the corporation or entity is owned, directly or indirectly by a party hereto, but only for so long as such ownership or control exists.

B. "Person" shall mean any person, entity or "group" within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (i) either party or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of either party or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by

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          the shareholders of either party in substantially the same proportions as their ownership of stock of either party.

C. "Licensed BE Patents" shall mean all current and future patents, utility models, design patents, design registrations, certificates of invention and other governmental grants for the protection of inventions or industrial designs anywhere in the world and all continuations, divisionals, continuations-in-part, reissues, renewals, re-examinations and extensions of any of the foregoing, throughout the world owned by, assigned to, or licensed to (with the right of sublicense) BE, for which the earliest priority date is before the Capture Date.

D. "Licensed ATS Patents" shall mean all current and future patents, utility models, design patents, design registrations, certificates of invention and other governmental grants for the protection of inventions or industrial designs anywhere in the world and all continuations, divisionals, continuations-in-part, reissues, renewals, re-examinations and extensions of any of the foregoing, throughout the world owned by, assigned to, or licensed to (with the right of sublicense) ATS, for which the earliest priority date is before the Capture Date.

E. "Licensed Know-How" shall mean all confidential and proprietary information and data known to or licensed to (with the right to sublicense) a party, to the extent such information is known to the party before the Capture Date. Licensed Know-How includes, but is not limited to, documentation, trade secrets, manufacturing and production processes and techniques, research and development information, technical data, know-how, formulae, procedures, protocols, techniques and results of experimentation and testing.

F. "Licensed Copyrights" shall mean (i) any copyright in any original work of authorship fixed in any tangible medium of expression before the Capture Date, whether registered or unregistered, including any applications for the registration thereof, (ii) any corresponding foreign copyrights under the laws of any jurisdiction, in each case, whether registered or unregistered, and (iii) any corresponding moral rights under the laws of any jurisdiction.

G. "Field" shall mean (i) the Manufacture or Use of Semiconductors or Semiconductor Manufacturing Equipment, (ii) the Manufacture or Use of Data Processing and Storage Equipment, (iii) the Manufacture or Use of Image Displays, and (iv) the Manufacture or Use of Telecommunications Equipment.

H. "ATS Field" shall mean (i) the Manufacture or Use of Semiconductors or Semiconductor Manufacturing Equipment, (ii) the Manufacture or Use of Data Processing and Storage Equipment, (iii) the Manufacture or Use of Image Displays, (iv) the Manufacture or Use of Telecommunications Equipment, and (v) Manufacture or Use of Automated Testing Equipment.

I. "Manufacture or Use of Semiconductors or Semiconductor Manufacturing Equipment" shall mean manufacturing, and manufacturing support equipment, for the use or fabrication of semiconductor wafers, integrated circuits, and/or

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          semiconductor components or subsystems.

J. "Manufacture or Use of Data Processing and Storage Equipment" shall mean the use or manufacturing of products relating to thermal, flow, or mechanical operating conditions in processor, multiprocessor, microprocessor, high capacity data handling and storage systems.

K. "Manufacture or Use of Image Displays" shall mean the use or manufacturing of production equipment for dynamic and/or static image presentation, graphic output units, display systems and devices.

L. "Manufacture or Use of Telecommunications Equipment" shall mean the use or manufacturing of telecommunication systems and devices for transmission, propagation and reception.

M. "Manufacture or Use of Automated Testing Equipment" shall mean the use or manufacturing of temperature controls, motion controls, servo systems, or throughput monitoring and processing systems for automated testing equipment in the Field.

N.        "Capture Date" shall mean August 1, 2017.

O.        A "Change in Control" shall be deemed to have occurred when:

          1. Any Person (other than BE, in the case of ATS) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934 (the "Exchange Act"), whether or not either party is then subject to the terms of the Exchange Act), except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of securities of either party representing more than forty (40%) percent of the combined voting power of the party's then-outstanding securities; or

          2. During any consecutive two year period, the individuals who were directors on the date of this Agreement, together with or any director whose appointment or election by the Board or nomination for election by the party's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then in office, who either were directors at the beginning of such period or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the directors then serving on the party's board of directors; or

          3. Either party consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, either party, in any such event pursuant to a transaction in which the outstanding voting stock of such party is converted into or exchanged for

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                    cash, securities or other property, other than any such
                    transaction where immediately after such transaction no Person is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the combined voting power of the surviving or transferee corporation's then outstanding securities; or

          4. The shareholders of either approve a plan of complete liquidation or dissolution of either party or any final order, judgment or decree of a court of competent jurisdiction shall be entered against either party decreeing the dissolution or liquidation of such party.

ARTICLE II. LICENSE GRANT

A. License from BE to ATS. BE grants to ATS a perpetual, worldwide, exclusive, irrevocable, non-transferable, royalty-free and fully-paid-up license under the Licensed BE Patents, to its Licensed Know-How, and to its Licensed Copyrights, to make, have made, use, sell, and offer to sell its products, and to provide services in connection therewith in the ATS Field. The license hereunder shall not include any license to make, have made, use, sell, or offer to sell, any product, method or process, or provide any service in connection therewith, outside of the ATS Field. The license granted hereunder shall be subject to any rights granted to third parties prior to the effective date of this Agreement.

B. License from ATS to BE. ATS grants to BE a perpetual, worldwide, exclusive, irrevocable, non-transferable, royalty-free and fully-paid-up license under the Licensed ATS Patents, to ATS'
          Licensed Know-How, and to ATS' Licensed Copyrights, to make, have made, use, sell, and offer to sell any and all products, and to provide services in connection therewith in all other areas outside of the ATS Field. The license hereunder shall not include any license to make, have made, use, sell, and offer to sell, any product, method or process, or provide any service in connection therewith in the ATS Field. The license granted hereunder shall be subject to any rights granted to third parties prior to the effective date of this Agreement.


C. Duty to Teach. Either party to this Agreement may, on a semi-annual basis, request the other party to reasonably furnish or disclose any Licensed Know-How. Upon the receipt of a party's request for the disclosure of Licensed Know-How, the explaining party's obligations hereunder shall be deemed satisfied upon providing the other party with copies of applicable drawings and notes to the extent available, and if reasonably necessary, access with the explaining party's designated person at his or her place of usual employment to reasonably explain such Licensed Know-How to the requesting party. Such access shall not exceed eight hours in duration and shall be at the requesting party's expense.

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D.        Sublicenses. The licenses herein granted shall include the right of BE and ATS to sublicense the rights licensed to them hereunder to their Subsidiaries. Each Subsidiary so sublicensed shall be bound by the terms and conditions of this Agreement as if it were named as a licensee herein in the place of the party with which the sublicense originated. Any sublicense granted by ATS to a Subsidiary shall terminate (with no rights of survival of licenses previously granted to said Subsidiary) on the date such Subsidiary ceases to be a Subsidiary. Any sublicense granted by BE to a Subsidiary shall not terminate on the date such Subsidiary ceases to be a Subsidiary, unless so provided in its sublicense agreement.

ARTICLE III. TERM AND TERMINATION

A. In the event that a party is in default or breach of any material provision of this Agreement, and such default or breach continues unremedied for a period of sixty (60) days after written notice thereof, the non-breaching party may, at its option, terminate this Agreement and prospectively terminate all licenses granted to the breaching party.

ARTICLE IV. MAINTENANCE AND ENFORCEMENT OF PATENTS

A. No Other Obligations. BE and ATS each agree that, other than expressly provided in this Agreement, there is no obligation hereunder to furnish any manufacturing or technical information or any proprietary information or to file, secure, maintain, disclose inventions in, or furnish copies of, any patents or patent applications, nor shall anything herein be construed as implying any commitment by either party to forebear from any acts from which it is not expressly licensed under this Agreement. Each party and its Subsidiaries shall not have any obligation hereunder to either (a) institute any action or suit for infringement of any of their patents or copyrights or misappropriation of any of their trade secrets; (b) defend any action or suit brought by a third party that challenges or concerns the validity of any of its patents or copyrights; (c) keep its trade secrets secret; or (d) maintain its copyrights and patents or prosecute new patents.

B. Enforcement of Patents. Each party (the "Infringed Party") shall not have any obligation under this Agreement to terminate an infringement of any of its patents or copyrights. If an Infringed Party decides not to prosecute an action for infringement of its patent or its copyright, then the other party (the "Prosecuting Party") may, upon the prior written consent of the Infringed Party, which consent may not be unreasonably withheld, bring such action under its own direction and control. The Infringed Party shall reasonably assist the Prosecuting Party in such action if so requested, and shall lend its name to such action if requested by the Prosecuting Party or required by law. No settlement of any such action which restricts the scope or affects the enforceability of the Infringed Party's patents or copyrights may be entered into by the Prosecuting Party without the prior written consent of the Infringed Party, which consent shall not be unreasonably withheld.

C. Costs and Expenses. All costs and expenses incurred in an action brought by the

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          Prosecuting Party shall be borne by the Prosecuting Party, and all recoveries in such an action shall belong to the Prosecuting Party.

ARTICLE V. CONFIDENTIALITY

A. Scope. Each party shall maintain in confidence all Licensed Know-How of the other party, and shall not use such Licensed Know-How except as permitted by this Agreement, or disclose the same to anyone other than those of its Subsidiaries, employees, consultants, agents, subcontractors, or sublicenses as are necessary in connection with such party's activities as contemplated in this Agreement. Each party shall ensure that each of its Subsidiaries, employees, consultants, agents, subcontractors, and sublicenses, prior to disclosure, holds in confidence and makes no use of such Licensed Know-How for any purpose other than those permitted by this Agreement.

B. Exceptions. The obligation of confidentiality contained in this Agreement shall not apply to the extent that (i) the party that receives the other party's Licensed Know-How (the "Recipient") is required to disclose information by order or regulation of a governmental agency or a court of competent jurisdiction or (ii) the Recipient can demonstrate that (a) the disclosed information was at the time of such disclosure by the Recipient already in the public domain other than as a result of actions of the Recipient, its Subsidiaries, employees, consultants, agents, subcontractors, or sublicensees in violation hereof; or (b) the disclosed information was received by the Recipient on an unrestricted basis from a source unrelated to any party to this Agreement and not under a duty of confidentiality to the other party.

C. Unauthorized Disclosure. The Recipient acknowledges and confirms that the Licensed Know-How of the other party (the "Disclosing Party") disclosed to it under this Agreement constitutes valuable proprietary information and trade secrets of the Disclosing Party and that the unauthorized use, loss or outside disclosure of such Licensed Know-How shall cause irreparable injury to the Disclosing Party. The Recipient shall notify the Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Licensed Know-How, and will cooperate with the Disclosing Party in every reasonable way to help regain possession of such Licensed Know-How and to prevent its further unauthorized use. Recipient acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure of Licensed Know-How and that the Disclosing Party shall be entitled, without waiving other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

ARTICLE VI. REPRESENTATIONS AND LIABILITIES


A. Mutual Representations. Each party hereby represents and warrants to the other party that, to the best of its knowledge and belief:

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          (a)       The execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary actions on the part of such party.

          (b) This Agreement has been duly executed and delivered by such party and, assuming due authorization, execution and delivery by the other party, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

          (c) Such party's execution, delivery and performance of this Agreement do not (i) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of the party, (ii) conflict with or violate any law or governmental order applicable to the party or any of its respective assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or require any consent under any contract, agreement, license, or other instrument to which it is a party.

          (d) Either party's patents issued as of the date of this Agreement have not been declared invalid by either the United States Patent and Trademark Office or any court of competent jurisdiction.


B. Disclaimer. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE PARTIES DO NOT MAKE ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, OTHER THAN THOSE HEREIN EXPRESSLY GRANTED. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, MULTIPLE, PUNITIVE OR SPECIAL DAMAGES OF ANY KIND, ARISING OUT OF OR RELATED TO THIS AGREEMENT.

ARTICLE VII. MISCELLANEOUS PROVISIONS

A. Joint Invention and Third Parties. BE and ATS shall cooperate in obtaining patents on those joint inventions created by either BE or ATS inventors. BE and ATS shall take all reasonable steps to obtain from third parties whatever consents are necessary to either (a) obtain ownership rights in such joint inventions or (b) necessary in order to license its patents. A party will not be in breach of this agreement if, in spite of such reasonable steps, it is unable to obtain the requisite consents from such third parties.

B. License Inquiries. Each party shall, upon the written request of the other party, inform the requesting party whether it believes that a certain patent is, or certain patents are, licensed to the requesting party hereunder and why it so believes. If the subject patent is licensed to the requested party from a third party and the requested party believes that it is restricted from granting a sublicense to the requesting party by its third-party license agreement, it shall, upon request, furnish that third-party agreement to the requesting party, provided that it is

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          permitted to, or can obtain permission to, furnish such information.

C. Notice. Except for routine operational correspondence, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

          (a) if to BE:

          BE Aerospace
          1400 Corporate Center Way
          Wellington, FL 33414

          Attention:    Thomas P. McCaffrey, Vice President and C.F.O.
                        Edmund J. Moriarty, Vice President and General Counsel
          Fax:          561-791-3966
          Phone:        561-791-5000

          (b) if to ATS:

          Advanced Thermal Sciences Corporation
          3355 East La Palma
          Anaheim, CA 92806

          Attention:    Amin J. Khoury, Chairman
                        Bruce Thayer, President
          Fax:          714-688-4153
          Phone:        714-688-4266

          or to such other address as the party to receive the notice or request so designates by written notice to the other.

D. Assignment, Successors- In- Interest and Change in Control. Neither party may assign this Agreement, or any portion hereof, to any entity without the prior written consent of the other party, which consent may be unreasonably withheld. However, either party may assign this Agreement to any party that consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, either party or that acquires all or substantially all of the assets of such party to which this Agreement relates without the consent of the other party. Any attempted assignment without such consent shall be void and of no force or effect. This Agreement shall be binding upon the parties, and their respective successors and permitted assigns, including any Person who acquires a party through a Change in Control. This Agreement shall survive any acquisition or Change in Control.

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E.        Choice of Law. This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of California, without respect to any conflict or choice-of-law rules.

F. Publicity. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other activities any name, trade name, trademark or other designation (including any contraction, abbreviation or simulation of any of the foregoing), of the other party.

G. Integration. This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by duly authorized representatives of the parties bound thereby.

H. Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above by its duly authorized representative.

                                         BE Aerospace, Inc.

                                         BY:    ______________

                                         Title: ______________


                                         Advanced Thermal Sciences Corporation

                                         BY:    ______________
                                                  Bruce Thayer

                                         Title:   President


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